UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report August 6, 2003

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

ITEM 5. OTHER EVENTS

On August 5, 2003, Office Depot, Inc. (The “Company”) completed its previously announced private placement offering (the “Offering”) of $300 million of its 6.25% Senior Notes, due August 15, 2013 (the “Notes”). The Notes were sold in a private placement to qualified institutional investors pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “1933 Act”). As the Notes issue was oversubscribed, the Company exercised its rights to expand the Offering to $400 million. The Company intends to use the net proceeds from the Offering for general corporate purposes.

Attached as Exhibit 99.1. is a press release dated the date of this report on Form 8-K, disclosing the completion of the Offering.

The Notes have not been registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. This report on Form 8-K does not constitute an offer to sell or the solicitation of any offer to buy any securities. Any offer of the Notes was made solely by means of the private placement memorandum referred to above.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release of Office Depot, Inc. issued on August 6, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: August 6, 2003	By: /s/ DAVID C. FANNIN

David C. Fannin Executive Vice President and General Counsel

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